July 9, 2010

Wells Fargo Funds Trust

Evergreen Fixed Income Trust
Evergreen Money Market Trust
Evergreen Municipal Trust
|Evergreen Select Fixed Income Trust
Evergreen Select Money Market Trust

           Re:        Tax-Free Reorganization Opinion

Ladies and Gentlemen:

We have acted as special tax counsel to Wells Fargo Funds Trust, Wells Fargo Master Trust, and Wells Fargo Variable Trust (collectively, the “Wells Fargo Trusts”), each a Delaware statutory trust the series of which qualify as “regulated investment companies” within the meaning of Section 851 of the Internal Revenue Code of 1986, as amended (the “Code”), in connection with that certain Agreement and Plan of Reorganization between Wells Fargo Funds Trust, Wells Fargo Variable Trust, Evergreen Equity Trust, Evergreen Fixed Income Trust, Evergreen International Trust, Evergreen Money Market Trust, Evergreen Municipal Trust, Evergreen Select Equity Trust, Evergreen Select Fixed Income Trust, Evergreen Select Money Market Trust, and Evergreen Variable Annuity Trust, dated as of March 1, 2010, and that certain Agreement and Plan of Reorganization between Wells Fargo Funds Trust, Wells Fargo Master Trust, Evergreen Equity Trust, Evergreen Select Equity Trust and Evergreen Select Fixed Income Trust, dated as of March 1, 2010 (together, the “Plans”), pursuant to which certain series of the Evergreen Trusts and certain series of the Wells Fargo Trusts (the “Target Funds”) shall combine with certain other series of the Wells Fargo Trusts (the “Acquiring Funds”).  The list of the Acquiring Funds and the corresponding Target Funds, as well as their respective Trusts, is set forth on Exhibit A.  Pursuant to the Plans, an Acquiring Fund shall acquire all of the assets and assume all of the liabilities of the corresponding Target Fund(s) in exchange for shares of beneficial interest of the Acquiring Fund (as to all Acquiring Funds and the corresponding Target Funds, the “Reorganization”).  You have asked for our opinion on certain U.S. federal income tax consequences of the Reorganization.  This opinion is solely for the benefit of the Acquiring Funds, the Target Funds and their respective shareholders, and may not be relied upon by, nor may copies be delivered to, any other person without our prior written consent.  Unless otherwise indicated, capitalized terms not defined herein shall have the meanings ascribed to them (or defined by reference) in the certificates delivered to us by the Wells Fargo Trusts and the Evergreen Trusts for themselves and on behalf of the Acquiring Funds and Target Funds (the “Certificate of Representations”).

In our capacity as special tax counsel to the Wells Fargo Trusts and for purposes of rendering this opinion, we have examined and relied upon, with your consent: (i) the Plans, (ii) the Certificates of Representations, (iii) the Proxies/Prospectuses, and (iv) such other documents we considered relevant to our analysis.  We have assumed that all parties to the Plans and to any other documents examined by us have acted, and will act, in accordance with the terms of the Plans and such other documents without waiver of material terms or conditions set forth therein.  In our examination of documents, we have assumed the authenticity of original documents, the accuracy of copies, the genuineness of signatures, and the legal capacity of signatories.  We have also assumed, in rendering the opinion set forth below, that any representation of fact in the documents upon which we have relied that is made “to the knowledge” or similarly qualified is correct without such qualification.

On the basis of, and subject to the foregoing, and in reliance upon the representations and assumptions described above, we are of the opinion that the Reorganization with respect to each Acquiring Fund and the corresponding Target Fund(s) will qualify as a reorganization within the meaning of Section 368(a) of the Code.

This opinion is based on existing law as contained in the Code, final and temporary Treasury Regulations promulgated thereunder, administrative pronouncements of the Internal Revenue Service (the “IRS”) and court decisions all as of even date herewith.  The provisions of the Code and the Treasury Regulations, IRS administrative pronouncements and case law upon which this opinion is based could be changed at any time, perhaps with retroactive effect.  In addition, some issues under existing law that could significantly affect our opinion have not yet been addressed authoritatively by the IRS or the courts, and our opinion is not binding on the IRS or the courts.  Hence, there can be no assurance that the IRS will not challenge, or that the courts will agree with, our conclusions.

In addition, the opinion set forth herein is based upon facts and circumstances as they exist as of the date hereto, and any change in the facts as set forth herein, or in existing law or the investments of the funds, could affect the opinion expressed herein, perhaps adversely.  We assume no obligation to update or supplement such opinion to reflect any change in facts or circumstances which may hereafter come to our attention.

Pursuant to U.S. Treasury Circular 230, you are hereby informed that the U.S. federal tax advice contained herein (i) is not intended or written to be used, and cannot be used, by any taxpayer for the purpose of avoiding U.S. tax penalties and (ii) is written in connection with the Plans.  Each taxpayer should seek advice based on its particular circumstances from an independent tax advisor.

We hereby consent to the use of our name under the captions “Tax Information” and “Qualification of the Mergers as Tax-Free ‘Reorganizations’ Under the Internal Revenue Code” in the Proxies/Prospectuses and to the use of this opinion for filing as Exhibit 12 to the Registration Statements. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) thereunder, nor do we thereby admit that we are experts with respect to any part of the Registration Statements within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the SEC promulgated thereunder.

1 The Evergreen Trusts include Evergreen Equity Trust, Evergreen Fixed Income Trust, Evergreen International Trust, Evergreen Money Market Trust, Evergreen Municipal Trust, Evergreen Select Equity Trust, Evergreen Select Fixed Income Trust, Evergreen Select Money Market Trust, and Evergreen Variable Annuity Trust.

                                                                                    Very truly yours,

                                                                                    PROSKAUER ROSE LLP

Target Fund	Target Trust	Acquiring Fund	Acquiring Trust
Evergreen California Municipal Money Market Fund	Evergreen Money Market Trust	Wells Fargo Advantage California Municipal Money Market Fund	Wells Fargo Funds Trust
Evergreen Money Market Fund	Evergreen Money Market Trust	Wells Fargo Advantage Money Market Fund	Wells Fargo Funds Trust
Evergreen Municipal Money Market Fund	Evergreen Money Market Trust	Wells Fargo Advantage Municipal Money Market Fund	Wells Fargo Funds Trust
Wells Fargo Advantage Overland Express Sweep Fund	Wells Fargo Funds Trust	Wells Fargo Advantage Money Market Fund	Wells Fargo Funds Trust
Evergreen Institutional 100% Treasury Money Market Fund	Evergreen Select Money Market Trust	Wells Fargo Advantage 100% Treasury Money Market Fund	Wells Fargo Funds Trust
Evergreen Prime Cash Management Money Market Fund	Evergreen Select Money Market Trust	Wells Fargo Advantage Heritage Money Market Fund	Wells Fargo Funds Trust
Evergreen Institutional Money Market Fund	Evergreen Select Money Market Trust	Wells Fargo Advantage Heritage Money Market Fund	Wells Fargo Funds Trust
Evergreen Institutional Municipal Money Market Fund	Evergreen Select Money Market Trust	Wells Fargo Advantage Municipal Cash Management Money Market Fund	Wells Fargo Funds Trust
Evergreen New Jersey Municipal Money Market Fund	Evergreen Money Market Trust	Wells Fargo Advantage New Jersey Municipal Money Market Fund	Wells Fargo Funds Trust
Evergreen New York Municipal Money Market Fund	Evergreen Money Market Trust	Wells Fargo Advantage New York Municipal Money Market Fund	Wells Fargo Funds Trust
Evergreen Pennsylvania Municipal Money Market Fund	Evergreen Money Market Trust	Wells Fargo Advantage Pennsylvania Municipal Money Market Fund	Wells Fargo Funds Trust
Evergreen Institutional Treasury Money Market Fund	Evergreen Select Money Market Trust	Wells Fargo Advantage Treasury Plus Money Market Fund	Wells Fargo Funds Trust
Evergreen Treasury Money Market Fund	Evergreen Money Market Trust	Wells Fargo Advantage Treasury Plus Money Market Fund	Wells Fargo Funds Trust
Evergreen Institutional U.S. Government Money Market Fund	Evergreen Select Money Market Trust	Wells Fargo Advantage Government Money Market Fund	Wells Fargo Funds Trust
Evergreen U.S. Government Money Market Fund	Evergreen Money Market Trust	Wells Fargo Advantage Government Money Market Fund	Wells Fargo Funds Trust
Evergreen Strategic Municipal Bond Fund	Evergreen Municipal Trust	Wells Fargo Advantage Strategic Municipal Bond Fund	Wells Fargo Funds Trust
Evergreen North Carolina Municipal Bond Fund	Evergreen Municipal Trust	Wells Fargo Advantage North Carolina Tax-Free Fund	Wells Fargo Funds Trust
Evergreen Pennsylvania Municipal Bond Fund	Evergreen Municipal Trust	Wells Fargo Advantage Pennsylvania Tax-Free Fund	Wells Fargo Funds Trust
Evergreen Adjustable Rate Fund	Evergreen Select Fixed Income Trust	Wells Fargo Advantage Adjustable Rate Government Fund	Wells Fargo Funds Trust
Evergreen International Bond Fund	Evergreen Select Fixed Income Trust	Wells Fargo Advantage International Bond Fund	Wells Fargo Funds Trust
Evergreen High Income Fund	Evergreen Fixed Income Trust	Wells Fargo Advantage High Yield Bond Fund	Wells Fargo Funds Trust
Wells Fargo Advantage Stable Income Fund	Wells Fargo Funds Trust	Wells Fargo Advantage Ultra Short-Term Income Fund	Wells Fargo Funds Trust
Wells Fargo Advantage Strategic Income Fund	Wells Fargo Funds Trust	Wells Fargo Advantage High Income Fund	Wells Fargo Funds Trust
Evergreen Short-Intermediate Municipal Bond Fund	Evergreen Municipal Trust	Wells Fargo Advantage Short-Term Municipal Bond Fund	Wells Fargo Funds Trust
Evergreen Intermediate Municipal Bond Fund	Evergreen Select Fixed Income Trust	Wells Fargo Advantage Intermediate Tax/AMT-Free Fund	Wells Fargo Funds Trust
Evergreen High Income Municipal Bond Fund	Evergreen Municipal Trust	Wells Fargo Advantage Municipal Bond Fund	Wells Fargo Funds Trust
Evergreen Municipal Bond Fund	Evergreen Municipal Trust	Wells Fargo Advantage Municipal Bond Fund	Wells Fargo Funds Trust
Evergreen California Municipal Bond Fund	Evergreen Municipal Trust	Wells Fargo Advantage California Tax-Free Fund	Wells Fargo Funds Trust
Evergreen U.S. Government Fund	Evergreen Fixed Income Trust	Wells Fargo Advantage Government Securities Fund	Wells Fargo Funds Trust
Evergreen Core Plus Bond Fund	Evergreen Fixed Income Trust	Wells Fargo Advantage Income Plus Fund	Wells Fargo Funds Trust
Evergreen Core Bond Fund	Evergreen Select Fixed Income Trust	Wells Fargo Advantage Total Return Bond Fund	Wells Fargo Funds Trust
Evergreen Short Intermediated Bond Fund	Evergreen Select Fixed Income Trust	Wells Fargo Advantage Total Return Bond Fund	Wells Fargo Funds Trust
Wells Fargo Advantage Diversified Bond Fund	Wells Fargo Funds Trust	Wells Fargo Advantage Total Return Bond Fund	Wells Fargo Funds Trust

The Evergreen Trusts include Evergreen Equity Trust, Evergreen Fixed Income Trust, Evergreen International Trust, Evergreen Money Market Trust, Evergreen Municipal Trust, Evergreen Select Equity Trust, Evergreen Select Fixed Income Trust, Evergreen Select Money Market Trust, and Evergreen Variable Annuity Trust.